UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 21, 2012
Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Fifth Avenue, 50th Floor, New York, New York		10110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.07.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On September 21, 2012, Rand Logistics, Inc. (the “Company”) held its Annual Meeting of Stockholders.

At its annual meeting, stockholders voted to re-elect directors Laurence S. Levy and H. Cabot Lodge III to the Company’s Board of Directors. Messrs. Levy and Lodge will serve as Class III Directors for a three year term that expires at the Company’s Annual Meeting of Stockholders to be held in 2015 or until their successors shall have been elected and shall qualify. Stockholders also voted to approve, for purposes of Section 162(m) of the United States Internal Revenue Code, the performance-based award provisions used to determine executive compensation under the Company’s 2007 Long Term Incentive Plan.  Stockholders also ratified the selection of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the 2013 fiscal year. The results of voting on the matters submitted to the stockholders are as follows:

Proposal 1.  Election of Class III Directors, Laurence S. Levy and H. Cabot Lodge III:

Name	For	Withheld	Broker Non-Votes
Laurence S. Levy	12,366,795	80,591	3,694,401
H. Cabot Lodge III	12,281,307	166,079	3,694,401

Proposal 2.    Approval, for purposes of Section 162(m) of the United States Internal Revenue Code, of the performance-based award provisions used to determine executive compensation under the Company’s 2007 Long Term Incentive Plan:

For	Against	Abstain	Broker Non-Votes
11,919,561	514,725	13,100	3,694,401

Proposal 3.    Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year:

For	Against	Abstain
16,136,587	3,700	1,500

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND LOGISTICS, INC.

Date: September 21, 2012	By:	/s/ Joseph W. McHugh, Jr.
	Name:	Joseph W. McHugh, Jr.
	Title:	Chief Financial Officer